                                                                    EXHIBIT 99.1


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                           RESTATED CREDIT AGREEMENT

                     -------------------------------------

                               NEO ENERGY, INC.,
                                  as Borrower

                             AVIVA PETROLEUM INC.,

                                      and

                         ING (U.S.) CAPITAL CORPORATION

                               as initial Lender

                                      and

                         ING (U.S.) CAPITAL CORPORATION

                            as Administrative Agent

                     -------------------------------------

                               October 28, 1998,
        amending and restating the Credit Agreement dated August 6, 1993


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

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

RESTATED CREDIT AGREEMENT..................................................... 1

ARTICLE I - Definitions and References........................................ 3
     Section 1.1.   Defined Terms............................................. 3
     Section 1.2.   Annexes, Exhibits and Schedules; Additional Definitions... 6
     Section 1.3.   Amendment of Defined Instruments.......................... 7
     Section 1.4.   References and Titles..................................... 7
     Section 1.5.   Calculations and Determinations........................... 7

ARTICLE II - The Loan......................................................... 7
     Section 2.1.   Commitment to Lend; Notes................................. 7
     Section 2.2.   Requests for New Loan..................................... 8
     Section 2.3.   Continuations and Conversions of Existing Loans........... 8
     Section 2.4.   Use of Proceeds........................................... 9
     Section 2.5.   Interest Rates and Fees................................... 9
     Section 2.6.   Optional Prepayments......................................10
     Section 2.7.   Mandatory Prepayments.....................................10
     Section 2.8.   Payments to Lenders.......................................10
     Section 2.9.   Initial Borrowing Base....................................11
     Section 2.10.  Subsequent Determinations of Borrowing Base...............12
     Section 2.11.  Capital Reimbursement.....................................12
     Section 2.12.  Increased Cost of Eurodollar Loans........................12
     Section 2.13.  Availability..............................................13
     Section 2.14.  Funding Losses............................................14
     Section 2.15.  Reimbursable Taxes........................................14

ARTICLE III - Conditions Precedent to Lending.................................15
     Section 3.1.   Documents to be Delivered.................................15
     Section 3.2.   Additional Conditions Precedent to the First Advance......16

ARTICLE IV - Representations and Warranties...................................17
     Section 4.1.   Related Persons' Representations and Warranties...........17
     Section 4.2.   Representation by Lenders.................................18

ARTICLE V - Covenants of Borrower.............................................18
     Section 5.1.   Covenants.................................................18

ARTICLE VI - Security.........................................................19
     Section 6.1.   The Security..............................................19
     Section 6.2    Security Covenants........................................19

ARTICLE VII  - Events of Default and Remedies.................................19
     Section 7.1.   Events of Default.........................................19
     Section 7.2.   Acceleration..............................................20
     Section 7.3.   Remedies..................................................20
     Section 7.4.   INDEMNITY.................................................20

ARTICLE VIII - Administrative Agent...........................................22
     Section 8.1.   Appointment and Authority.................................22
     Section 8.2.   Exculpation, Administrative Agent's Reliance, Etc.........22
     Section 8.3.   Credit Decisions..........................................23
     Section 8.4.   Indemnification...........................................23
     Section 8.5.   Rights as Lender..........................................24
     Section 8.6.   Sharing of Set-Offs and Other Payments....................24
     Section 8.7.   Investments...............................................25
     Section 8.8.   Benefit of Article VIII...................................25
     Section 8.9.   Resignation...............................................25

ARTICLE IX   - Miscellaneous..................................................26
     Section 9.1.   Waivers and Amendments; Acknowledgments...................26
     Section 9.2.   Survival of Agreements; Cumulative Nature.................27
     Section 9.3.   Notices...................................................28
     Section 9.4.   Joint and Several Liability; Parties in Interest;
                    Assignments...............................................28
     Section 9.5.   Governing Law; Submission to Process......................29
     Section 9.6.   Limitation on Interest....................................30
     Section 9.7.   Termination; Limited Survival.............................30
     Section 9.8.   Severability..............................................31
     Section 9.9.   Counterparts..............................................31

     Section 9.10.  Waiver of Jury Trial, Punitive Damages, etc...............31
     Section 9.11.  Renewal and Extension.....................................31

*EXHIBIT A  - Promissory Note
*EXHIBIT B  - Borrowing Notice
*EXHIBIT C  - Continuation/Conversion Notice
*EXHIBIT D  - Opinion of Obligors' Counsel
*EXHIBIT E  - Certificate Accompanying Financial Statements
*EXHIBIT F  - Environmental Compliance Certificate
 EXHIBIT G  - Intercreditor Agreement

* The above exhibits have been omitted. The Company will provide them to the Securities and Exchange Commission Supplementally upon request.

                            RESTATED CREDIT AGREEMENT

     THIS RESTATED CREDIT AGREEMENT is made as of October 28, 1998, by and among:

     . Neo Energy, Inc., a Texas corporation (herein called "Borrower"), as borrower,

     .    Aviva Petroleum Inc., a Texas corporation (herein called "Parent"),

     . ING (U.S.) Capital Corporation, a Delaware corporation (herein called "ING"), as the initial lender, and

     . ING (U.S.) Capital Corporation, as agent for the Lenders (herein, in such capacity, called "Administrative Agent");

and amends and restates the Credit Agreement dated August 26, 1993 among Borrower, Parent, Aviva America, Inc., a Delaware corporation (herein called "Aviva America") and Internationale Nederlanden Bank N.V., New York Branch (predecessor in interest to ING)(as heretofore amended, herein called the "Original Credit Agreement")


                                   RECITALS:

     1. Pursuant to the Original Credit Agreement, Borrower executed and delivered that certain promissory note in the original principal amount of $25,000,000 (herein called the "Original ING Note"), of which ING is now the holder.

     2. Parent is the owner of 100% of the stock of Aviva America, and Aviva America is the owner of 100% of the stock of Borrower.

     3. Argosy Energy International, a Utah limited partnership (herein called "Argosy International") and Texas Commerce Bank National Association, predecessor in interest to Chase Bank of Texas, National Association (herein called "Chase"), have heretofore entered into that certain Loan Agreement dated as of August 3, 1994 (as heretofore amended, herein called the "Chase Loan Agreement"), pursuant to which Argosy International executed and delivered that certain promissory note in the original principal amount of $4,400,000 and that certain promissory note in the original principal amount of $4,800,000 (herein collectively called the "Chase Notes"), of which Chase is now the holder.

     4. Argosy International and the Overseas Private Investment Corporation, an agency of the United States of America (herein called "OPIC"), entered into that certain Finance Agreement dated as of May 5, 1994 (as heretofore amended, herein called the "OPIC Finance Agreement"), pursuant to which OPIC executed and delivered its Guaranty dated July 26, 1994

(as heretofore amended, herein called the "OPIC Guaranty") under which OPIC guaranteed the payment when due of the Chase Notes.

     5. Garnet Resources Corporation, a Delaware corporation (herein called "Garnet"), has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated June 24, 1998 with Parent and Aviva Merger Inc., a Delaware corporation ("Aviva Merger") pursuant to which Garnet will be merged with and into Aviva Merger, an indirect wholly owned subsidiary of Parent, with Garnet being the surviving corporation and thereby becoming an indirect wholly owned subsidiary of Parent.

     6. Garnet is the owner of 100% of the stock of Argosy Energy Incorporated (herein called "AEI"), and is the owner of a limited partnership interest in Argosy International representing an approximately 10.13% interest in Argosy International, and AEI owns a general partnership interest in Argosy International representing an approximately 89.11% interest in Argosy International. The remaining interests in Argosy International are limited partnership interests owned by two individuals.

     7. The principal asset of both Borrower and Argosy International is a Joint Operating Agreement (the "Santana Contract") among Borrower, Argosy International and Empresa Colombiana de Petroleos, the Colombian National Oil Company ("ECOPETROL"). The Related Persons (defined herein) have determined that the operation of the Santana Contract and the other assets of Borrower and Argosy International in a single company will be advantageous to Borrower, Argosy International and each of the other Related Persons. Accordingly, Borrower and Argosy International have entered into a Purchase and Sale Agreement, pursuant to which, Borrower will transfer to Argosy International substantially all of Borrower's assets in consideration of (i) the assumption by Argosy International of all of Borrower's indebtedness, obligations and liabilities, including the indebtedness, obligations and liabilities under this Agreement and (ii) the issuance to Borrower of limited partnership interests in Argosy International (the "Purchase and Sale"), subject to the consent of ECOPETROL and to the consent of the Lenders (defined herein).

     8. The parties hereto desire to enter into this Agreement in order to renew and extend the indebtedness outstanding under the Original ING Note by means of the Notes to be issued hereunder, to amend and restate the Original Credit Agreement to provide for additional credit to Neo, to provide for the execution and delivery of the Joint Finance and Intercreditor Agreement among the Related Persons, ING, Chase, OPIC and ING as Collateral Agent, and to provide for the assumption of the Obligations hereunder by Argosy International upon consummation of the transactions under the Purchase and Sale Agreement, in each case on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                                   AGREEMENT:

                     ARTICLE I - Definitions and References

     Section 1.1. Defined Terms. Certain terms used in this Agreement are defined in Annex A to the Intercreditor Agreement. Certain other terms used in this Agreement (including use in Annexes A, B, C, D, or E to the Intercreditor Agreement as incorporated herein) are defined below in this Section 1.1 or in the sections and subsections referred to below:

     "Adjusted Base Rate" means the Base Rate plus one and one-half percent (1.5%) per annum. The Adjusted Eurodollar Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum calculated by Administrative Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Adjusted Eurodollar Rate =

     Eurodollar Rate                          + A
     ---------------------------
     100.0% - Reserve Percentage

where A means three percent (3%). If the Reserve Percentage changes during the Interest Period for a Eurodollar Loan, the Adjusted Eurodollar Rate for such Eurodollar Loan will be deemed automatically recalculated at the same time.

     "Administrative Agent" means ING, as administrative agent hereunder, and its successors in such capacity.

     "Agreement" means this Restated Credit Agreement.

     "Base Rate" means the higher of (a) the Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. For purposes of this definition, "Reference Rate" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's 'base' or other rate determined by Administrative Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Administrative Agent shall, during such period, determine the "Reference

Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

     "Base Rate Loan" means a Loan which does not bear interest at the Eurodollar Rate.

     "Borrower" means Neo and its successors and assigns hereunder. Upon the assumption of the Obligations hereunder by Argosy International, "Borrower" shall mean Argosy International and its successors and assigns hereunder.

     "Borrowing" means a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

     "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.9 or the amount determined by Administrative Agent and Majority Lenders in accordance with the provisions of Section 2.10.

     "Borrowing Notice" means a written or telephone request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "Business Day" has the meaning given to such term in Annex A, provided that any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Administrative Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "Continuation" shall refer to a continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

     "Continuation/Conversion Notice" means a written or telephone request, or a written confirmation, made by Borrower, which meets the requirements of Section 2.3.

     "Conversion" shall refer to a conversion pursuant to Section 2.3 of one Type of Loan into another Type of Loan.

     "Default Rate" means, at the time in question, three percent (3.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, the Default Rate shall mean one and one-half percent (1.5%) per annum plus the related Adjusted Eurodollar Rate. The Default Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Determination Date" has the meaning given it in Section 2.10.

     "Eurodollar Loan" means a Loan that bears interest at a rate based upon the Adjusted Eurodollar Rate.

     "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Administrative Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Administrative Agent that, in Administrative Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

     "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

     "Intercreditor Agreement" means that certain Joint Finance and Intercreditor Agreement dated of even date herewith among the Related Persons, ING, Chase, OPIC and ING, as Collateral Agent for the Creditors, in the form attached hereto as Exhibit G.

     "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one month thereafter; provided that:
(a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, no Interest Period may be selected which would reasonably be expected to require the prepayment of the particular Eurodollar Loan prior to the end of such Interest Period in order for Borrower to make any prepayment required under Section 2.7.

     "Lenders" means ING and its successors and assigns hereunder.

     "Loans" has the meaning given it in Section 2.1.

     "Majority Lenders" means ING, so long as it is the sole Lender under this Agreement, and otherwise means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two thirds percent (66 2/3%).

     "Note" has the meaning given it in Section 2.1.

     "Original Credit Agreement" has the meaning given to such term in the recitals to this Agreement.

     "Original ING Note" has the meaning given to such term in the recitals to this Agreement.

     "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or in the Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on its signature page hereto, and (b) when used otherwise, the percentage obtained by dividing
(i) the unpaid principal balance of such Lender's Loans at the time in question, by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "Reserve Percentage" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Administrative Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to any Lender under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to such Eurodollar Loan, were such Lender to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

     Section 1.2.  Annexes, Exhibits and Schedules; Additional Definitions.
All Annexes, Exhibits and Schedules attached to this Agreement are a part hereof for all purposes, and terms defined in this Agreement have the same meanings when used in the Annexes and Schedules hereto. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

      Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

      Section 1.4. References and Titles. All references in this Agreement to Annexes, Exhibits, Schedules, Recitals, articles, sections, subsections and other subdivisions refer to the Annexes, Exhibits, Schedules, Recitals, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section 1.5. Calculations and Determinations. All fees and interest accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by any Lender of amounts to be paid under Sections
2.11 through 2.15 or any other matters which are to be determined hereunder by a Lender (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                             ARTICLE II - The Loan

      Section 2.1. Commitment to Lend; Notes. Upon satisfaction by Borrower of the conditions set forth in Article III, the unpaid principal and accrued unpaid interest on the loans under the Original Credit Agreement and Original ING Note will be evidenced and governed by the Note and this Agreement. Subject to the terms and conditions hereof, ING, as initial Lender, agrees to make a single advance to Borrower (such advance together with the outstanding principal balance owing on the Original Note herein called such Lender's "Loan"), upon Borrower's written request on or before October 31, 1998 in an amount equal to the remainder of (i) $9,000,000 minus (ii) the outstanding principal balance of the Original Note. The obligation of Borrower to repay to each Lender the Loan made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the amount of the Loan by such Lender minus all payments of principal theretofore received by such Lender on such Lender's Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Borrower may not reborrow amounts repaid hereunder.

     Section 2.2. Requests for New Loan. Borrower must give to Administrative Agent written notice of the requested advance under Section 2.1 in writing in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Such Borrowing Notice must specify the amount of any Eurodollar Loan (which amount must be greater than or equal to $500,000), the date the requested advance is to be made, and must be received by Administrative Agent not later than 11:00 a.m. Eastern time on (i) the first day preceding the advance in the case of a Base Rate Loan or (ii) the third day preceding the advance in the case of a Eurodollar Loan.

     Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Eurodollar Rate Loans or Base Rate Loans outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to Continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine or divide existing Eurodollar Rate Loans or Base Rate Loans, provided that Borrower may have no more than five (5) Borrowings of Eurodollar Loans outstanding at any time and that each Borrowing of Eurodollar Loans must be greater than or equal to $500,000. To make any such election, Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

          (a) specify the Loans which are to be Continued or Converted;

          (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such Loans are to be Continued or Converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such Loans are to be Continued or Converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

          (c) be received by Administrative Agent not later than 11:00 a.m., Eastern time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or Continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of Continuation or Conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

     Section 2.4. Use of Proceeds. Borrower shall use all proceeds of the advance of new funds for working capital purposes. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower and Parent represent and warrant to Administrative Agent and each Lender that none of them, and none of the other Related Persons, is engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.5.  Interest Rates and Fees.

          (a) Interest Rates. Each Base Rate Loan shall bear interest on each day (unless the Default Rate shall apply) outstanding at the Adjusted Base Rate in effect on such day. Each Eurodollar Loan shall bear interest on each day (unless the Default Rate shall apply) during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. Upon the occurrence and during the continuance of an Event of Default, each Loan shall bear interest at the Default Rate.

          (b) Fees. Any one or more of the Related Persons shall pay to Administrative Agent, for the account of Lenders, an arrangement fee specified in a separate letter agreement of even date herewith among Parent, Neo and Administrative Agent.

     Section 2.6. Optional Prepayments. Borrower may, upon one Business Day's notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as each partial prepayment of principal on the Notes is greater than or equal to $100,000, and so long as Borrower does not prepay any Eurodollar Loan other than on the last day of an Interest Period. Each partial prepayment of principal shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.7.  Mandatory Prepayments.

          (a) By the last Business Day of each month, beginning with October 31, 1998 and continuing until all Obligations under the Loan Documents are paid in full, Borrower shall make payments of principal on the Loans equal to 60% of the greater of (i) the Minimum Monthly Payment or (ii) 100% of the ANCF for the immediately preceding month. Together with each payment made pursuant to this Section 2.7(a), Borrower shall deliver to Collateral Agent and each other Creditor a report in detail acceptable to Collateral Agent setting out a detailed calculation of the ANCF for such month.

          (b) If the unpaid principal balance of the Combined Loans ever exceeds the Borrowing Base, Borrower shall, within thirty (30) days after Administrative Agent gives notice of such fact to Borrower, prepay the principal of the Loans under this Agreement in an amount at least equal to 60% of such excess. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.

          (c) Any principal or interest prepaid pursuant to any section of this Agreement shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.

     Section 2.8. Payments to Lenders. Borrower will make each payment which it owes to the Lenders under the Loan Documents not later than noon, New York, New York time, on the date such payment becomes due and payable, in lawful money of the United States of

America, without set-off, deduction or counterclaim, and in immediately available funds, such payments to be made to Administrative Agent for the account of the Lender to whom such payment is owed. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Except as provided in clause (a) of the definition of "Interest Period", should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment to a Lender or the Administrative Agent under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent's Note. When Administrative Agent collects or receives money on account of the Obligations owed to the Lenders that is insufficient to pay all Obligations owed to the Lenders then due and payable, Administrative Agent shall distribute all money so collected or received, and each Lender shall apply all such money so distributed, as follows:

          (a) first, for the payment of all Obligations owed to the Lenders which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under
     Section 5.1(c) or 5.1(d) and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);

          (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

          (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

          (d) last, for the payment or prepayment of any other Obligations owed to the Lenders.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.6 and 2.7.  All distributions of amounts described in any of subsections (b),
(c) or (d) above shall be made by Administrative Agent pro rata to each Lender then owed Obligations described in such subsection in proportion to all amounts owed to all Lenders which are described in such subsection.

     Section 2.9. Initial Borrowing Base. During the period from the date hereof to the first Determination Date the Borrowing Base shall be $15,000,000.

     Section 2.10. Subsequent Determinations of Borrowing Base. By April 1 and October 1 of each year, Parent shall furnish to each Lender all information, reports and data which Administrative Agent has then reasonably requested concerning the Related Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section C.1(e) or C.1(f) of Annex C to the Intercreditor Agreement, as applicable. Within thirty days after receiving such information, reports and data, or as promptly thereafter as practicable, Majority Lenders shall agree upon an amount for the Borrowing Base and Administrative Agent shall by notice to Borrower, Collateral Agent and the other Lenders designate such amount as the new Borrowing Base for the period beginning on and including the date such notice is sent (herein called a "Determination Date") and continuing until but not including the next date as of which the Borrowing Base is redetermined. If Parent does not furnish all such information, reports and data by the date specified in the first sentence of this section Administrative Agent may nonetheless designate the Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base as described above. Majority Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various Oil and Gas Properties of the Related Persons at the time in question and based upon such other credit factors (including, without limitation, the Collateral and the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Related Persons and applicable country risks and political risks) as they in their discretion deem significant. It is expressly understood that Lenders and Administrative Agent have no obligation to designate the Borrowing Base at any particular amount.

     Section 2.11. Capital Reimbursement. If, after the date of this Agreement, either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, then, upon demand by such Lender, Borrower will pay to Administrative Agent for the benefit of such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased, or the rate of return on any such capital would be reduced by, or in whole or in part based on, the existence of the face amount of such Lender's Loans or commitments under this Agreement.

     Section 2.12. Increased Cost of Eurodollar Loans. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

          (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located); or

          (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

          (c) shall impose on any Lender or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to any Lender of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by any Lender in respect of any Eurodollar Loan by an amount deemed by such Lender to be material, then such Lender shall promptly notify Administrative Agent and Borrower in writing of the happening of such event and (1) Borrower shall upon demand pay to Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such event (on an after-tax basis) and (2) Borrower may elect, by giving to Administrative Agent and such Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into Base Rate Loans.

     Section 2.13. Availability. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Eurodollar Loans, or shall materially restrict the authority of any Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Lender determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate, then Borrower's right to elect Eurodollar Loans shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans (or portions thereof) which are then outstanding or are then the subject of any Borrowing Notice or any Continuation/Conversion Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain as Base Rate Loans of such Lender. Borrower agrees to indemnify Administrative Agent and each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

     Section 2.14. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any loss or expense incurred or sustained by any Lender (including without limitation any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends.

     Section 2.15.  Reimbursable Taxes.  Borrower covenants and agrees that:

          (a) Borrower will indemnify each Lender against and reimburse each Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Administrative Agent or such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any income taxes imposed on the amounts paid as indemnity.

          (b) All payments on account of the principal of, and interest on, each Lender's Loans and Note, and all other amounts payable by Borrower to any Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender an official receipt or other official document evidencing payment of such deduction or withholding.

          (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan Borrower may elect, by giving to Administrative Agent and such Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.


                 ARTICLE III - Conditions Precedent to Lending

     Section 3.1. Documents to be Delivered. No Lender has any obligation to make the Loan, and this Agreement shall not be effective, unless Administrative Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent:

          (a)  This Agreement.

          (b)  Each Note.

          (c) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of each Related Person, which shall contain the names and signatures of the officers of such Related Person authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of such Related Person and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii a copy of the charter documents of such Related Person and all amendments thereto, certified by the appropriate official of such Related Person's state of organization, and (ii a copy of any bylaws of such Related Person.

          (d) A certificate (or certificates) of the due formation, valid existence and good standing of each Related Person in its state of organization, issued by the appropriate authorities of such jurisdiction.

          (e) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the best of their knowledge, after reasonable inquiry, to the satisfaction of the conditions set out in subsections (a), (d), (e), (f),
     (g) and (h) of Section 3.3.

          (f) A favorable opinion of Vinson & Elkins, L.L.P., counsel for each Related Person, substantially in the form set forth in Exhibit D.

          (g) The Intercreditor Agreement and all documents required to be delivered thereunder.

          (h) Each Security Document listed in the Security Schedule to the Intercreditor Agreement.

          (i) Certificates of Aviva America's good standing and due qualification to do business, issued by appropriate officials in any states in which Aviva America owns property subject to Security Documents.

          (j) A report from Parent's independent insurance consultant or by an insurance broker or consultant acceptable to Administrative Agent in form and detail acceptable to Administrative Agent confirming the insurance that is in effect as of the date hereof and that such insurance is adequate and customary for the businesses conducted by the Related Persons.

          (k) Documents confirming the assignment of all Liens securing the Debt evidenced by the Chase Loan Agreement to Collateral Agent for the benefit of Lenders.

     Section 3.2. Additional Conditions Precedent to the First Advance. No Lender has any obligation to make the Loan, and this Agreement shall not be effective, unless the following additional conditions precedent have been satisfied:

          (a) The mergers and consolidations described in Recital 5 shall have taken place, and Parent's Board of Directors shall consist of Ron Suttill, Eugene Fiedorek and Robert Cresci.

          (b) All outstanding Restricted Debt of the Related Persons to any Person shall have been paid in full, except for the Obligations and other Restricted Debt permitted under Section C.11 of Annex C to the Intercreditor Agreement.

          (c) Administrative Agent shall have received payment in full of the balance of the arrangement fee pursuant to the provisions of Section 2.5(b).

          (d) All representations and warranties made by any Related Person in any Loan Document shall be true in all material respects on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder or are limited to an earlier date) as if such representations and warranties had been made as of the date of such Loan.

          (e) No Default shall exist at the date of such Loan.

          (f) No material adverse change shall have occurred to Parent's Consolidated financial condition or the businesses or assets of any Related Person since the date of the Initial Financial Statements.

          (g) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

          (h) The making of such Loan shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

          (i) Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested, in addition to those described in Section 3.1 (including opinions of legal counsel for the Related Persons and Lenders; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of the Related Persons and other Persons, such certificates being based on such officers' and representatives' knowledge after reasonable inquiry), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii the satisfaction of all conditions contained herein or therein, and (ii all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative Agent in form, substance and date.

          (j) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be reasonably satisfactory to Thompson & Knight, P.C., counsel to Administrative Agent.


                  ARTICLE IV - Representations and Warranties

     Section 4.1. Related Persons' Representations and Warranties. To confirm each Lender's understanding concerning the Related Persons and their businesses, properties and obligations and to induce each Lender to enter into this Agreement and to make its Loans, each of Parent and Borrower represents and warrants to each Lender that each of the statements set forth in Annex B to the Intercreditor Agreement is true and correct.

     Section 4.2. Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of any Lender's property shall at all times be and remain within its control and, in particular and without limitation, each Lender may sell or otherwise transfer its Note, any participation interest or other interest in such Note, or any of its other rights and obligations under the Loan Documents.


                       ARTICLE V - Covenants of Borrower

     Section 5.1. Covenants. To conform with the terms and conditions under which each Lender is willing to have credit outstanding hereunder, and to induce each Lender to enter into this Agreement and extend credit hereunder, each of Parent and Borrower warrants, covenants and agrees that until the full and final payment of the Obligations owed to the Administrative Agent and the Lenders and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

          (a) Payment of Obligations. Parent and Borrower will, and Parent will cause each other Related Person to, pay all amounts due under the Loan Documents in accordance with the terms thereof.

          (b) Common Covenants. Parent and Borrower will, and Parent will cause each other Related Person to, observe, perform and comply with every covenant, term and condition expressed in Annex C to the Intercreditor Agreement and every other covenant, term and condition expressed in any of the other Loan Documents.

          (c) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay:
     (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) the Related Persons' compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender's exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses of Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

          (d) Performance on Borrower's Behalf. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Administrative Agent may pay the same. Borrower shall immediately reimburse Administrative Agent for any such payments and each such amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

          (e) Interest. Borrower hereby promises to pay interest to each Lender at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay to such Lender (including Obligations to pay fees or to reimburse or indemnify such Lender) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.


                             ARTICLE VI - Security

     Section 6.1. The Security. The Obligations will be secured by the Security Documents listed in the Security Schedule to the Intercreditor Agreement and any additional Security Documents hereafter delivered by any Related Person and accepted by Collateral Agent.

     Section 6.2. Security Covenants. Parent and Borrower will, and Parent will cause each other Related Person to, observe, perform and comply with every covenant, term and condition expressed in Annex D to the Intercreditor Agreement and every other covenant, term and condition expressed in any of the other Loan Documents.


                 ARTICLE VII - Events of Default and Remedies

      Section 7.1. Events of Default. Each of the events described in Annex E of the Intercreditor Agreement constitutes an Event of Default under this Agreement.

     Section 7.2. Acceleration. Upon the occurrence of an Event of Default described in subsection E.8(a), (b) or (c) of Annex E of the Intercreditor Agreement with respect to any Related Person, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Parent and Borrower and each other Related Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall each be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall) without notice to Parent, Borrower or any other Related Person do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Parent and Borrower and each other Related Person who at any time ratifies or approves this Agreement.

     Section 7.3. Remedies. If any Event of Default shall occur and be continuing, each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Administrative Agent and each Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     SECTION 7.4.  INDEMNITY.

          (a) EACH OF PARENT AND BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS EACH LENDER, UPON DEMAND, FROM AND AGAINST, AND WILL REIMBURSE EACH LENDER FOR, ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY LENDER GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN, WHICH LIABILITIES AND COSTS SHALL INCLUDE WITHOUT LIMITATION THOSE RELATING TO OR ARISING OUT OF (A) ANY BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING IN OR UPON OR IN THE VICINITY OF THE COLLATERAL THROUGH ANY CAUSE

     WHATSOEVER, (B) ANY ACT PERFORMED OR OMITTED TO BE PERFORMED HEREUNDER OR UNDER ANY SECURITY DOCUMENT OR THE BREACH OF ANY REPRESENTATION OR WARRANTY CONTAINED HEREIN OR IN ANY SECURITY DOCUMENT, (C) THE EXERCISE OF ANY RIGHTS AND REMEDIES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, (D) ANY TRANSACTION, ACT, OMISSION, EVENT OR CIRCUMSTANCE ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE COLLATERAL OR WITH ANY LOAN DOCUMENT, (E) ANY VIOLATION OF OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAW, (F) ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE RESULTING FROM OR IN CONNECTION WITH THE OWNERSHIP, CONSTRUCTION, OCCUPANCY, OPERATION, USE AND/OR MAINTENANCE OF THE COLLATERAL OR THE ASSOCIATED PROPERTY (AS SUCH TERM IS DEFINED IN THE MORTGAGE) REGARDLESS OF WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE, INCLUDING THE PRESENCE ON OR IN THE COLLATERAL OR THE "ASSOCIATED PROPERTY" OR ANY DISPOSAL OR RELEASE FROM, ON OR INTO THE COLLATERAL OR THE ASSOCIATED PROPERTY OF "HAZARDOUS SUBSTANCES" OR "SOLID WASTES" (AS SUCH TERMS ARE DEFINED IN THE MORTGAGE), AND (G) ANY AND ALL CLAIMS OR PROCEEDINGS (WHETHER BROUGHT BY PRIVATE PARTY OR GOVERNMENTAL AGENCIES) FOR BODILY INJURY, PROPERTY DAMAGE, ABATEMENT OR REMEDIATION, ENVIRONMENTAL DAMAGE OR IMPAIRMENT OR ANY OTHER INJURY OR DAMAGE RESULTING FROM OR RELATING TO ANY HAZARDOUS SUBSTANCE, SOLID WASTE OR CONTAMINATED MATERIALS LOCATED UPON OR MIGRATING INTO, FROM OR THROUGH THE COLLATERAL OR THE ASSOCIATED PROPERTY (WHETHER OR NOT THE RELEASE OF SUCH MATERIALS WAS CAUSED BY A RELATED PERSON, A TENANT OR SUBTENANT OR A PRIOR OWNER OR TENANT OR SUBTENANT ON THE COLLATERAL OR THE ASSOCIATED PROPERTY AND WHETHER OR NOT THE ALLEGED LIABILITY IS ATTRIBUTABLE TO THE HANDLING, STORAGE, GENERATION, TRANSPORTATION, REMOVAL OR DISPOSAL OF SUCH SUBSTANCE, WASTE OR MATERIAL OR THE MERE PRESENCE OF SUCH SUBSTANCE, WASTE OR MATERIAL ON THE COLLATERAL OR THE ASSOCIATED PROPERTY), WHICH SUCH LENDER MAY HAVE LIABILITY WITH RESPECT TO DUE TO THE MAKING OF THE LOAN OR LOANS EVIDENCED BY THE NOTES, THE EXECUTION OF THE MORTGAGE, THE EXERCISE OF ANY RIGHTS UNDER THE LOAN DOCUMENTS, OR OTHERWISE. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER, PROVIDED ONLY THAT A LENDER SHALL BE NOT ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING ANY RELATED PERSON) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY ANY LENDER, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXISTENCE, EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS SECTION THE TERM "LENDER" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN ANNEX A,

     BUT ALSO TO (I) EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON, AND (II) THE PERSON OR PERSONS WHO, AT ANY TIME OR FROM TIME TO TIME, SERVE AS THE TRUSTEE ON BEHALF OF LENDERS UNDER THE MORTGAGE.

          (b) If any Lender proposes to settle or compromise any claim for liabilities or costs (in this section, a "Litigated Liability") for which Parent or Borrower may be liable for payment hereunder, such Lender shall give such Parent and Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such Litigated Liability, but shall have no obligation to obtain the concurrence or approval of Parent or Borrower, and Parent and Borrower shall remain liable for the payment of such claim. Any obligation or liability of Borrower or Parent to any Lender under this section shall survive the expiration or termination of this Agreement and the repayment of the Obligations.


                      ARTICLE VIII - Administrative Agent

     Section 8.1. Appointment and Authority. Each Lender hereby irrevocably authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under this Agreement as are specifically delegated to Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Administrative Agent to the other Lenders is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent a trustee or other fiduciary for any Lender or any holder of any participation in a Note nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent, Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from the other Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Administrative Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender to Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each other Lender thereof.

     Section 8.2. Exculpation, Administrative Agent's Reliance, Etc. Neither Administrative Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender and shall not be responsible to any other Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any other Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Related Person or Lender in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section 8.3. Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 8.4. Indemnification. Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Administrative Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort and otherwise and including any violation or noncompliance with any Environmental Laws by any

Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ADMINISTRATIVE AGENT,

provided only that no Lender shall be obligated under this section to indemnify Administrative Agent for that portion, if any, of any liabilities and costs which is proximately caused by Administrative Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Administrative Agent by Borrower under Section 5.1(c) to the extent that Administrative Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Administrative Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

     Section 8.5. Rights as Lender. In its capacity as a Lender, Administrative Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Administrative Agent. Administrative Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Related Person or their Affiliates, all as if it were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

     Section 8.6. Sharing of Set-Offs and Other Payments. Each Lender agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 2.8, causes such Lender to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 2.8, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations owed to the Lenders as necessary to cause all Lenders to share all payments as provided for in Section 2.8, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lenders share all payments of Obligations as provided in Section 2.8; provided, however, that nothing herein contained shall in any way affect the right of any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a court order to be paid on account of the possession of such funds prior to such recovery.

     Section 8.7. Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lenders, Administrative Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Administrative Agent for distribution to Lenders (other than to the Person who is Administrative Agent in its separate capacity as a Lender) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lenders, and Administrative Agent shall have no equitable title to any portion thereof.

     Section 8.8. Benefit of Article VIII. The provisions of this Article (other than the following Section 8.9) are intended solely for the benefit of Lenders, and no other Creditor or Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Related Person.

     Section 8.9. Resignation. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent. A successor must be appointed for any retiring Administrative Agent, and such Administrative Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Administrative Agent's resignation, no successor Administrative Agent has been appointed and has accepted such appointment, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation hereunder the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.


                          ARTICLE IX - Miscellaneous

     Section 9.1.  Waivers and Amendments; Acknowledgments.

          (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which any Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This written agreement and the other loan documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii if such party is Administrative Agent, by such party, and (ii if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 9.7). Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in
     Article III (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 3.2(i)), (2) increase the Percentage Share of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Collateral Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) amend this Section 9.1, or (7) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment.

          (b) Acknowledgments and Admissions. Each of Borrower and Parent hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (ii there are no representations, warranties, covenants, undertakings or agreements by any Creditor as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv no Creditor owes no fiduciary duty to any Related Person with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between each Related Person, on one hand, and each Creditor, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi no partnership or joint venture exists with respect to the Loan Documents between Borrower and any Creditor, (vi should an Event of Default or Default occur or exist each Creditor will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (vi without limiting any of the foregoing, no Related Person is relying upon any representation or covenant by any Creditor, or any representative thereof, and no such representation or covenant has been made, that any Creditor will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix each Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to make its Loan.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 9.2. Survival of Agreements; Cumulative Nature. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the

Obligations owed to the Administrative Agent and the Lenders are paid in full and all of Lenders' obligations to any Related Person are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to any Creditor under any Loan Document shall be deemed representations and warranties by the Related Persons or agreements and covenants of the Related Persons under this Agreement. The representations, warranties, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to each Creditor in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents and Section 9.6, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Creditor of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 9.3. Notices. All notices, requests, consents, demands and other communications to any Related Person or to any Lender which are required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to the other Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to any such Related Person at the address of Parent specified on the signature pages hereto and to each Lender at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Administrative Agent.

     Section 9.4.  Joint and Several Liability; Parties in Interest;
Assignments.

          (a) All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders.

          (b) Lenders may sell a participation interest in and may assign in whole or in part its rights under its Loan or under the Loan Documents to any Person with the consent of the Administrative Agent which consent shall not be unreasonably withheld.

          (c) Administrative Agent shall maintain a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     SECTION 9.5. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH RELATED PERSON HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST ANY RELATED PERSON WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT THEY HAVE SUBJECT MATTER JURISDICTION) OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDERS MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH RELATED PERSON ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST ANY LENDER AND ANY QUESTIONS RELATING TO USURY. EACH RELATED PERSON AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, EACH RELATED PERSON HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK, AS ITS ADMINISTRATIVE AGENT TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST IT WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE

BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO SUCH RELATED PERSON AT THE ADDRESS OF PARENT SET FORTH BELOW, BUT THE FAILURE OF SUCH RELATED PERSON TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. EACH RELATED PERSON SHALL FURNISH TO THE ADMINISTRATIVE AGENT A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST ANY RELATED PERSON IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS AGENT, EACH RELATED PERSON HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO LENDERS TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO LENDERS THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO LENDER) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

     Section 9.6. Limitation on Interest. Each Lender, the Related Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

     Section 9.7. Termination; Limited Survival. In their sole and absolute discretion, Related Persons may at any time that no Obligations are owing elect in a notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Documents, any Obligations under

Sections 2.11 through 2.15, and any obligations which any Person may have to indemnify or compensate any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Related Persons, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 9.8. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 9.9. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     SECTION 9.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. TO THE EXTENT PERMITTED BY LAW, LENDERS AND EACH RELATED PERSON HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY LENDER OR ANY RELATED PERSON. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OF RELATED PERSONS AND LENDERS HEREBY FURTHER (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     Section 9.11. Renewal and Extension. This Agreement is an amendment and restatement and not a novation of the Original Credit Agreement, as amended, restated, or supplemented to the date hereof. Neo and Parent hereby represent and warrant that as of the date hereof all conditions under Section 3.1 of this Agreement have been met. Neo and Parent hereby agree that (i) the Loans outstanding under the Original Credit Agreement and all accrued and unpaid interest thereon, and
(ii) all accrued and unpaid fees under the Original Credit Agreement shall be deemed to be outstanding under and governed by this Agreement. Neither this Agreement nor any other Loan Document shall limit or impair the validity, priority or enforceability of any of the indebtedness or liabilities of Parent, Aviva America or Neo under the Original Credit Agreement, the Original Note or any Liens securing such indebtedness or liabilities.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                              AVIVA PETROLEUM INC.



                              By: /s/ R. SUTTILL
                                 --------------------------------------
                                 Name:  Ronald Suttill
                                 Title: President

                              Address:

                              8235 Douglas Avenue, Suite 400
                              Dallas, Texas  75225
                              Attention:  Ronald Suttill, President

                              Telephone:  214-691-3464
                              Telecopy:   214-361-0010



                              NEO ENERGY, INC.



                              By: /s/ R. SUTTILL
                                 --------------------------------------
                                 Name:  Ronald Suttill
                                 Title: President

                              Address:

                              8235 Douglas Avenue, Suite 400
                              Dallas, Texas  75225
                              Attention:  Ronald Suttill, President

                              Telephone:  214-691-3464
                              Telecopy:   214-361-0010

Percentage Share              ING (U.S.) CAPITAL CORPORATION,
----------------
       100%                   as Administrative Agent and a Lender



                             By: /s/ CHRISTOPHER R. WAGNER
                                 --------------------------------------
                                 Christopher R. Wagner
                                 Senior Vice President

                              Address:

                              135 East 57th Street
                              New York, New York  10022-2101

                              Attention:  Christopher R. Wagner

                              Telephone:  212-409-1717
                              Telecopy:   212-832-3616